UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2015

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip code)
Registrant's telephone number, including area code: (847) 286-7000
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Attached to this Current Report on Form 8-K and furnished for purposes of Regulation FD is a presentation intended to be given by Sears Hometown and Outlet Stores, Inc. on May 27, 2015 at its Annual Meeting of Stockholders to be held at 3333 Beverly Road, Hoffman Estates, Illinois 60179. The presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 7.01 and Exhibit 99.1 is intended to be furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.
The current intention of Sears Hometown and Outlet Stores, Inc. is to issue its 2015 first fiscal quarter earnings release, and file its Quarterly Report on Form 10-Q for the same period with the Securities and Exchange Commission, on June 5, 2015 before the market opens.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based upon the current beliefs and expectations of the Company’s management. These forward-looking statements are subject to risks, uncertainties, and assumptions, many of which are beyond the Company’s control. Additional information concerning other factors is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 and subsequent filings with the SEC. The Company intends the forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise the forward-looking statements as more information becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
99.1    Presentation of Sears Hometown and Outlet Stores, Inc. dated May 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By: /s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary
Date: May 26, 2015

Exhibit Index

Exhibit Number	Document Description

*99.1	Presentation of Sears Hometown and Outlet Stores, Inc. dated May 27, 2015.

* Furnished herewith